EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 9, 2004, in Amendment No. 1 to the Registration Statement (File No. 333-118626) and related prospectus of Advisor's Disciplined Trust, Series 16.


                                /s/  GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
September 9, 2004